Exhibit 99.1

Analog Devices Announces Public Offering of Senior Notes

WILMINGTON, Mass. — September 28, 2021 — Analog Devices, Inc. (Nasdaq: ADI) (the “Company”) today announced that it is commencing an underwritten public offering (the “offering”) of five tranches of senior notes, subject to market conditions. The notes will bear interest at rates to be determined at pricing. Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., BofA Securities, Inc., J.P. Morgan Securities LLC and BNP Paribas Securities Corp. will act as joint book-running managers for the offering.

The Company intends to use a portion of the net proceeds from the offering to pay the purchase price for, and accrued and unpaid interest on, any and all of the Company’s outstanding 2.500% Senior Notes due December 2021 (the “2021 notes”), 2.875% Senior Notes due June 2023 (the “June 2023 notes”), 3.125% Senior Notes due December 2023 (the “December 2023 notes”), 3.900% Senior Notes due December 2025 (the “2025 notes”), 4.500% Senior Notes due December 2036 (the “2036 notes”) and 5.300% Senior Notes due December 2045 (the “2045 notes”) validly tendered (and not validly withdrawn) and accepted for purchase pursuant to a cash tender offer announced separately today (the “tender offer”), and to pay related fees and expenses in connection with the tender offer. Completion of the offering is not contingent upon completion of the tender offer. Completion of the tender offer is contingent on completion of the offering. To the extent all of the 2021 notes, the June 2023 notes, the December 2023 notes and the 2025 notes are not tendered and purchased in the tender offer, the Company may, but is not obligated to, use a portion of the net proceeds from the offering to redeem all or a portion of the remaining 2021 notes, June 2023 notes, December 2023 notes and 2025 notes. Any remaining net proceeds not used for the tender offer or related redemption will be used for general corporate purposes, which may include repayment of some or all of the amounts outstanding under the Company’s other indebtedness.

The notes are being offered pursuant to an effective registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s notes, nor shall there be any sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The offering will be made only by means of a prospectus supplement and the accompanying base prospectus.

Before you invest, you should read the prospectus supplement and the accompanying base prospectus and other documents the Company has filed with the SEC for more complete information about the Company and this offering. Copies of the prospectus supplement relating to this offering, when available, may be obtained by contacting: Morgan Stanley & Co. LLC, Attn: Prospectus Department, at 180 Varick Street, New York, New York 10014, telephone (866) 718-1649 or email prospectus@morganstanley.com; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, at 1155 Long Island Avenue, Edgewood, NY 11717, telephone (800) 831-9146 or email prospectus@citi.com; BofA Securities, Inc., Attn: Prospectus Department, at 200 North College Street, NC1-004-03-43, Charlotte NC 28255-0001, telephone 1-800-294-1322 or email dg.prospectus_requests@bofa.com; J.P. Morgan Securities LLC, Attn: Investment Grade Syndicate Desk, at 383 Madison Avenue, New York, NY 10179, telephone (212) 834-4533 or, BNP Paribas Securities Corp., Attn: Debt Syndicate Desk, at 787 Seventh Avenue, New York, NY 10019, telephone (800) 854-5674. An electronic copy of the prospectus supplement, together with the accompanying base prospectus, is also available on the United States Securities and Exchange Commission (SEC) website, www.sec.gov.

Forward-Looking Statements: This press release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements address a variety of subjects, including, for example, whether the offering will be completed, the anticipated use of net proceeds from the offering and the outcome of the tender offer. Statements that are not historical facts, including statements about the Company’s beliefs, plans and expectations, are forward-looking statements. Such statements are based on the Company’s current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements often contain words such as “expect,” “anticipate,”

“intend,” “plan,” “believe,” “will,” “estimate,” “would,” “target” and similar expressions, as well as variations or negatives of these words. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the risks and uncertainties related to market conditions and the risks and uncertainties described in a registration statement on Form S-3 (File No. 333-259782) and a related prospectus and prospectus supplement filed with the Securities and Exchange Commission on September 28, 2021. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s periodic reports and other filings with the Securities and Exchange Commission, including the risk factors contained in the Company’s most recent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain and are made only as of the date hereof. Except as required by law, the Company does not undertake or assume any obligation to update any forward-looking statements, whether as a result of new information or to reflect subsequent events or circumstances or otherwise.

About Analog Devices, Inc.

Analog Devices, Inc. (NASDAQ: ADI) operates at the center of the modern digital economy, converting real-world phenomena into actionable insight with its comprehensive suite of analog and mixed signal, power management, radio frequency (RF), and digital and sensor technologies. ADI serves 125,000 customers worldwide with more than 75,000 products in the industrial, communications, automotive, and consumer markets. ADI is headquartered in Wilmington, MA.

Contact:

Investor:

Mr. Michael Lucarelli

781-461-3282

investor.relations@analog.com

Media:

Ms. Brittany Stone

917-935-1456

Brittany.Stone@teneo.com